       As filed with the Securities and Exchange Commission on May 29, 1998
                                                     Registration No. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------
                              MICRODYNE CORPORATION
             (Exact name of registrant as specified in its charter)

             MARYLAND                                          52-0856493
   (State or other jurisdiction                            (I.R.S Employer
of incorporation or organization)                         Identification No.)

                             3601 Eisenhower Avenue
                           Alexandria, Virginia 22304
                                 (703) 329-3700
           (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          -------------------------------
                                 Massoud Safavi
                             Chief Financial Officer
                              Microdyne Corporation
                             3601 Eisenhower Avenue
                           Alexandria, Virginia 22304
                                 (703) 329-3700
             (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)
                          -------------------------------
                                   Copies to:
                            Curtis M. Coward, Esquire
                       McGuire, Woods, Battle & Boothe LLP
                              8280 Greensboro Drive
                           McLean, Virginia 22102-3892
                                 (703) 712-5000
                          -------------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         ---------------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================
                                                    Proposed
 Title of each class              Amount to be       maximum     Proposed maximum   Amount of
    of securities                 registered(1)   offering price     aggregate     registration
   to be registered                                    per           offering          fee
                                                     share(1)          price
------------------------------------------------------------------------------------------------
Common Stock, $0.10 par value       250,000           $4.84         $1,210,000       $356.95
================================================================================================

(1) Estimated solely for purposes of calculating the Registration fee pursuant to Rule 457(c) and based on the average high and low prices of the common stock as reported on May 27, 1998 on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
     SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

                             MICRODYNE CORPORATION

                                250,000 Shares
                                 Common Stock

                                ---------------

     This Prospectus relates to the offer and sale of 250,000 shares of Microdyne Corporation, a Maryland corporation (the "Company"), par value $0.10 per share (the "Common Stock") by Roman Herzig of Vienna, Austria (the "Selling Stockholder") which recently acquired such shares from Philip T. Cunningham, the largest stockholder of the Company, in consideration for the sale of certain artwork (the "Transaction"). The 250,000 shares of Common Stock to which this prospectus relates (the "Shares") may be sold by the Selling Stockholder at any time.

     The Selling Stockholder directly, through agents designated from time to time or through brokers, dealers or underwriters also to be designated, may sell the Common Stock from time to time on terms to be determined at the time of sale. To the extent required, the specific Common Stock to be sold, the purchase price, the public offering price, the names of any such agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." The Common Stock may be sold from time to time by the Selling Stockholder either directly in private transactions, or through one or more brokers or dealers on the NASDAQ/NMS at such prices and upon such terms as may be obtainable.

     Upon any sale of the Common Stock offered hereby, the Selling Stockholder and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act") with respect to such shares of Common Stock, and commission or discounts or any profit realized on the resale of such securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Company, however, understands that the Selling Stockholder does not admit that it is an underwriter within the meaning of the Securities Act.

     The Common Stock is listed for trading on the National Market System of the National Association of Securities Dealers Automated Quotation System (the "NASDAQ/NMS") under the symbol "MCDY." The last reported sale price of the Common Stock as reported on May 28, 1998, was $4.8125 per share.

     The Company will not receive any of the proceeds from the sale of the securities offered hereby. No underwriter is being utilized by the Company in connection with this offering. All expenses incurred in connection with this offering are being borne by the Company.

                                ---------------

         THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 7.

                                ---------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is ________________

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act"), and, in accordance therewith, files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information concerning the Company may be inspected and copied at the public reference facilities of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549. Copies of such material also can be obtained by mail from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, NW, Washington, DC 20549, at prescribed rates. The Company's Common Stock is listed on the NASDAQ National Market. Reports and other information concerning the Company can be inspected at the offices of the NASDAQ Stock Market, 1735 K Street, NW, Washington, DC 20006-1506. The Commission also maintains a world wide web site that contains reports, proxy and information statements and other information regarding the Company. The world wide web site address is http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement (which term shall include all amendments, exhibits and schedules thereto) on Form S-3 under the Securities Act of 1933, as amended, with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or obtained from the Commission at the same address at prescribed rates.

                          INCORPORATION BY REFERENCE

     The following documents of the Company, which have been filed with the Commission, are hereby incorporated by reference in this Prospectus and made a part hereof:

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended September 28, 1997;

     (b) the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997;

     (c) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

     (d) the Company's Current Report on Form 8-K filed January 22, 1998;

     (e) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

     (f) the response to Item 1 in the Form 8-A Registration Statement which the Company filed with the Commission in 1970 pursuant to Section 12(b) of the Exchange Act (File No. 0-4384); and the information set forth under "Description of Microdyne's Securities" in the Company's Registration Statement on Form S-4 filed on May 31, 1991, under the Securities Act of 1933.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of Common Stock to be made hereunder, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this

Prospectus to the extent that a statement contained in any subsequently filed document incorporated herein by reference which statement is also incorporated herein by reference is inconsistent with such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon oral or written request, a copy of any or all of the foregoing documents incorporated herein by reference other than exhibits to such documents (unless the exhibits are specifically incorporated by reference into such documents). Requests should be directed to Massoud Safavi, Microdyne Corporation, 3601 Eisenhower Avenue, Alexandria, Virginia 22304, telephone number (703) 329-3700.

     No person has been authorized in connection with this offering to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company, the Selling Stockholder, or any other person. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than those to which it relates, nor does it constitute an offer to sell, or a solicitation of an offer to purchase by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                                  THE COMPANY

     Microdyne Corporation ("Microdyne" or the "Company") is engaged in two businesses in three industries: aerospace electronics, communications equipment and technical support services industries.

- Through its wholly-owned subsidiary, Microdyne Communication Technologies Incorporated ("MCTI"), Microdyne designs, manufactures, and markets aerospace telemetry receivers, combiners, and signal simulators for use in data gathering and analysis. Through MCTI, Microdyne also provides telemetry systems consultation, evaluation, design, integration and installation services.

- Through its wholly-owned subsidiary, Microdyne Outsourcing Incorporated ("MOI"), Microdyne provides outsourced and insourced technical services, including telephone technical support and warranty repair services, for electronic products companies.

     Microdyne discontinued the operations of its Networking Products Division in 1997.

     Microdyne's corporate headquarters are located at 3601 Eisenhower Avenue, Alexandria, Virginia 22304, telephone number (703) 329-3700.

AEROSPACE TELEMETRY

     Data gathering and analysis is a basic requirement in the testing and evaluation of any process or operation. When the process or device being measured is close at hand, it is a relatively simple task to attach probes, sensors or other measuring devices to the object. These devices convert physical measurements (e.g., temperature, rotation, pressure) into a variable stream of electrical current. The current flows over wires and is either shown on an analog display (a thermometer or voltmeter, for example) or converted into digital form and fed into a computer file. This well-established practice works well so long as the object or process to be measured is sufficiently close to permit wires to connect those probes and sensors, with the computer logging the resulting output.

     Telemetry is the technology of measuring various equipment performance parameters at a distance, and is required when the object under test is moving too quickly or is at too great a distance to use direct connection. Information may consist of readings from hundreds of sensors recording such things as heat, vibration, stress and operational performance. Each sensor will produce its own data stream, which must be transmitted and captured. In telemetry, data is gathered, multiplexed, and transmitted at microwave frequencies, usually in a continuous rapid burst form, toward a ground station. There, a highly selective radio receiver gathers the information. In other applications such as weather satellites or space vehicles, the information will consist of data and video transmissions. The U.S. Government operates several hundred ground stations, each of which may have racks of telemetry receivers. Other governments, as well as commercial entities, also operate a great number of sites.

     Since 1968, and effective April 1, 1998 through its wholly-owned subsidiary Microdyne Communication Technologies Incorporated ("MCTI"), Microdyne has manufactured telemetry receivers, sophisticated radio receivers that can accurately tune in and hold the telemetry signals from aircraft and space vehicles. During the past several years, Microdyne has expanded and updated its telemetry product line, including the addition of card-level products that perform essentially the same functions as the Company's traditional rack-mounted devices. While there is and will continue to be a substantial market for stand-alone rack-mounted products, two trends are pushing telemetry receivers toward becoming board-level systems with computer control. First, very powerful personal computers can process telemetry data at rates previously unattainable. Second, telemetry receivers are increasingly being used in mobile environments such as aircraft and on board ships, where the receivers' light weight and compactness are an advantage over larger rack mounted devices. Other MCTI products include compact telemetry receivers; specialized and transportable antennae; a sophisticated signal simulation source for use in calibrating telemetry equipment and systems, to ensure that a system is set up correctly and fully operational prior to a mission; and diversity combiners that allow data loggers to record an uninterrupted stream of data from two receivers, regardless of the polarity of the signal from the telemetry source.

     The Company has long been a supplier of telemetry receivers to system integrators, both in the U.S. market and internationally. Since 1989, Microdyne has actively bid on mid-size systems integration contracts which typically range from $500,000 to $15 million.

     The growth of the Aerospace Telemetry market may be augmented by several factors. First, there is a need to upgrade telemetry systems installed in the 1970s. Second, scientists' desire to take more detailed and more frequent measurement of physical processes, coupled with the ability to process data input more quickly, is leading to requirements for wider bandwidth receivers. Third, planned launches of low-earth-orbit ("LEO") satellites to facilitate new communications services may spur demand for the installation of new ground stations, each of which must be equipped with telemetry equipment.

     The Company has started to address markets beyond the traditional telemetry receiver market serving the R&D, test and evaluation, and military markets. These new markets and the products for them include:

- Antennae. Microdyne has designed, built, and sold a low-cost, portable antenna for use by the telemetry community. The antenna enhances the ability to track and obtain data from missiles during the first minutes after launch when the vertical change of the missile taxes the tracking ability of most satellite dishes.

- New card-level receivers. Microdyne has received requests for proposals from organizations with requirements for lower-cost receivers for use in a variety of applications. One near-term opportunity is for receivers to capture and process data from NASA's "Mission to Planet Earth" satellite series. Ground stations would be encouraged at schools and universities for students to study real-time data from these satellites. Lower-cost board-level Microdyne receivers may be used for such applications.

- Systems Integration Services. During fiscal 1997, Microdyne bid and was awarded a systems integration contract with the Italian Ministry of Defense. This contract marked the entry of Microdyne's Aerospace Telemetry Division into the mid-size telemetry systems integration services.

     Microdyne hopes to maintain and expand the systems integration services it provides to existing and new customers in the midsize telemetry systems integration contracts markets.

     While each of the preceding are prospective opportunities, each potentially opens a new, multi-million-dollar market to the Company. There can be no assurance, however, that the Company will realize such opportunities.

SUPPORT SERVICES

     There has been a growing trend in recent years toward providing human resources from third-party organizations - "outsourcing" - of both technical and non-technical positions in industry. Outsourcing enables an organization to cope with changes in growth, seasonality, and constraints on the number of full-time workers counted as employees. Outsourcing allows an organization to focus its internal and human resources on activities which will create the highest rate of return. Outsourcing may also lower an organization's cost of doing business. Examples of outsourcing include staffing and operating telephone technical support centers, warranty repair, and after-warranty service centers.

     Since the early 1990's, and effective April 1, 1998 through its wholly-owned subsidiary Microdyne Outsourcing Incorporated ("MOI"), the Company has provided outsourced services to one large electronics manufacturer. The activities performed on behalf of this customer include telephone technical support, component and board repair, warranty administration, and the operation of a large transit warehouse. Microdyne provides its customer with trained personnel, including, as of September 28, 1997, a staff of 390 full-time and 217 part-time employees in the customer's facilities near Los Angeles, California and in Indianapolis, Indiana was well as in Microdyne's own facility in Southern California. The Company's revenue is based on the number of telephone technical support minutes spent on a service call, the number of units repaired or refurbished, or, alternately, the number of employees assigned to each aspect of the customer's business, the number of hours worked by those employees and the rate at which MOI is paid for such services.

     In September 1997, Microdyne opened its new 300 seat telephone technical support (TTS) facility in Southern California. The facility is expected to provide Microdyne with the ability to provide both telephone technical support and warranty repair services to its customers from one location.

     The Company maintains a contract with its customer which was renewed for a period of five years in March 1996. Microdyne has also signed an additional contract with another customer which began in October of 1997.

                                 RISK FACTORS

     The Common Stock offered hereby involves a high degree of risk. In evaluating an investment in the Common Stock, prospective investors should consider carefully the following risk factors in addition to the other information presented in the Prospectus.

     Aerospace Telemetry Competition. The market for defense electronics is very competitive and marked by a shift toward fewer, but much larger vendors. Microdyne believes that the relative maturity of the overall defense electronics market could attract competition from vendors in related fields of defense electronics that are seeking to expand total corporate sales by leveraging relationships with existing cus tomers to include additional product lines in ancillary fields, including the manufacture and sale of telemetry receivers and related products.

     Reliance Upon Two Customers at Microdyne Outsourcing Incorporated. Microdyne Outsourcing Incorporated currently performs support services for only two customers. The performance of each of the customer's respective businesses may impact the volume of business that is available for MOI to perform for each of them. In addition, Microdyne's customers may, upon notice, terminate their contracts with the Company and elect to perform these tasks either using their own employees or third-party support vendors. Similarly, such customers may divert a significant portion of the work performed by MOI either to competitors of the Company or to such customer's in-house facilities.

     Earnings Visibility. Any shortfall in revenue or earnings from the levels expected by securities analysts could have an immediate and significant effect on the trading price of the Company's common stock in any given period. Delays in the Company's learning of such shortfalls, sometimes not until late in the fiscal quarter, could result in even more immediate and adverse effect on the trading price of the Company's stock. Finally, changes in technology in the industry in which the Company competes may result in significant volatility of the Company's common stock price.

     Acquisition Risk. The Company's future success may depend in part on its ability to acquire technology or products that expand its product lines or that can be used in future product developments or enhancements. No assurance can be given that past or future acquisitions will produce the anticipated technological enhancements, products or results. In addition, there can be no assurance that acquisition opportunities will be available at prices that are acceptable to the Company.

     Risks Associated with International Operations. Revenue derived from outside the United States may represent a significant portion of the Company's total revenue, and the Company may purchase supplies manufactured outside the United States. Sales to customers outside the United States and reliance on foreign suppliers involve a number of risks, including unexpected changes in regulatory requirements and tariffs, possible difficulties in enforcing agreements and intellectual property rights, longer payment cycles, exchange rate fluctuations, difficulties obtaining export licenses, the imposition of withholding or other taxes, embargoes or exchange controls or the adoption of other restrictions on foreign trade. One or more of the foregoing factors could have a material adverse effect on the Company.

     Infringement of Proprietary Technology. The Company is subject to the risk of adverse claims and litigation alleging infringement by the Company of the proprietary rights of others. From time to time, the Company has received claims of infringement of other parties' proprietary rights. While the Company is not aware of any infringement by it of the proprietary rights of others, there can be no assurance that third parties will not assert infringement claims with respect to the Company's products or that any pending or future claims will not require the Company to enter into license arrangements or result in protracted and costly litigation, regardless of the merits of such claims. No assurance can be given that any necessary licenses will be available or that, if available, such licenses can be obtained on commercially reasonable terms. The failure to obtain such royalty or licensing agreements on a timely basis, or the Company's involvement in patent or related litigation, could have a material adverse effect on the Company.

     Year 2000 Conversion. The Company is evaluating the risk, and cost associated with the year 2000 conversion, but does not yet have sufficient data to determine the impact of the Year 2000 issue on the Company. The Company intends to communicate with customers, suppliers, financial institutions and others with whom it does business with respect to the timely resolution of year 2000 issues. If necessary modifications and conversion by the Company and those with which the Company does business are not completed timely, the year 2000 conversion issue may have a material adverse effect on the Company's consolidated financial position and results of operations.

     Dependence on Personnel. Microdyne believes that its future success will depend in large part upon its ability to attract and retain highly skilled engineering, managerial, sales, marketing and operations personnel. Except with regard to the Chief Executive Officer, who entered into an initial two year employment agreement as of March 10, 1997, the Company does not have employment contracts with its key personnel. Competition for such personnel is intense, especially in the areas of engineering, sales and marketing. The loss of key management or technical personnel would have a material adverse effect on the Company.

     Management of Growth. Microdyne has recently experienced rapid growth followed by significant decline in and discontinuance of its networking products operations, which has placed, and could continue to place, a significant strain on the Company's management, operations and internal systems. The failure of management to effectively manage future growth or significant changes in the level of operations could have a material adverse effect on the Company.

     Potential Volatility of Stock Price. The market price of the Company's Common Stock has been, and could be, subject to wide fluctuations in response to, among other things, quarterly fluctuations in operating results, adverse circumstances affecting the introduction or market acceptance of new products or enhancements offered by the Company, failure to meet published estimates of, or changes in earnings estimates by, securities analysts, announcements of new products or enhancements by competitors, sales or anticipated sales of Common Stock by existing holders, loss of key personnel, market conditions in the industry, shortages of key components and general economic conditions. In addition, stock prices for many technology companies, including the Company, have experienced significant volatility for reasons unrelated to operating results. These fluctuations could adversely affect the market price of the Company's Common Stock.

                                USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sales of the Common Stock offered hereby.

                              SELLING STOCKHOLDER

     This Prospectus covers the offer and sale of 250,000 shares of the Company's Common Stock recently acquired by the Selling Stockholder, Roman Herzig of Vienna, Austria, pursuant to the Transaction. The Selling Stockholder is not now and has never been affiliated with the Company. All of these shares may be offered for the Selling Stockholder's account.

     At the time of the Transaction, the Selling Stockholder owned none of the Company's shares.

                             PLAN OF DISTRIBUTION

     The Selling Stockholder may offer the Shares to or through brokers and dealers and underwriters to be selected by the Selling Stockholder from time to time. In addition, the Shares may be offered for sale through the Nasdaq Stock Market, in the over-the-counter market, through a market maker, in one or more private transactions, or a combination of such methods of sale, at prices and on terms then prevailing, at prices related to such prices, or at negotiated prices. The Selling Stockholder may pledge all or a portion of the Shares as collateral in loan transactions. Upon default by the Selling Stockholder, the pledgee in such loan transaction would have the same rights of sale as the Selling Stockholder under this Prospectus. The Selling Stockholder also may enter into exchange traded listed option transactions that require the delivery of the Shares. The Selling Stockholder may also transfer the Shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as the Selling Stockholder under this Prospectus. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 of the Securities Act, may be sold under Rule 144 rather than pursuant to this Prospectus. Finally, the Selling Stockholder and any brokers and dealers through whom sales of the Shares are made may be deemed to be "underwriters" within the meaning of the Securities Act, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

                                 LEGAL MATTERS

     The legality of the Common Stock offered hereby is being passed upon for the Company by McGuire, Woods, Battle & Boothe LLP, 8280 Greensboro Drive, McLean, Virginia 22102-3892.

                                    EXPERTS

     The consolidated financial statements and schedules included in the Company's Annual Report on Form 10-K for the year ended September 28, 1997 are incorporated herein by reference in reliance on the report of Grant Thornton L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the shares of Common Stock registered hereby, all of which will be borne by the Company.

     SEC Registration fee                                          $       357
     Accounting fees and expenses                                          750
     Legal fees and expenses                                             2,500
     Other                                                                 393
                                                                    ----------

            Total                                                  $     4,000
                                                                    ==========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 2-418 of the Maryland General Corporation Law empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's certificate of incorporation, bylaws, any agreement or otherwise.

     Article NINTH of the Company's Articles of Amendment and Restatement states that it is intended to limit the liability of directors and officers to the fullest extent permissible by Maryland law, as amended from time to time.

     Article VIII of the Company's Bylaws provides for indemnification of directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.  EXHIBITS

     Exhibit      Description of Exhibit

     5.1 Opinion of McGuire, Woods, Battle & Boothe L.L.P. as to legality of securities being registered.

     23.1 Consent of McGuire, Woods, Battle & Boothe L.L.P. is contained within the opinion of counsel attached as
                        Exhibit 5.1.

     23.2               Consent of Grant Thornton L.L.P.

     24                 Power of attorney.

ITEM 17.  UNDERTAKINGS

     (a)    The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, Commonwealth of Virginia, on this 28th day of May 1998.

                             MICRODYNE CORPORATION


                          By: /s/ Michael E. Jalbert
                              ----------------------
                              Michael E. Jalbert
                                 President and
                            Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Philip T. Cunningham and Michael E. Jalbert, or any one or more of them, his attorneys-in-fact and agents, each with full power of substitution and resubstitution for him in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                         Date


/s/ Philip T. Cunningham      Chairman                      May 28, 1998
------------------------
Philip T. Cunningham


/s/ Michael E. Jalbert        President and Chief Executive May 28, 1998
------------------------      Officer, Director
Michael E. Jalbert


/s/ Christopher M. Maginniss  Director                      May 28, 1998
----------------------------
Christopher M. Maginniss


/s/ Massoud Safavi            Chief Financial Officer       May 28, 1998
------------------------      (Principal Financial and
Massoud Safavi                Accounting Officer)


/s/ Curtis M. Coward          Director                      May 27, 1998
---------------------------
Curtis M. Coward


/s/ Gregory W. Fazakerley     Director                      May 28, 1998
---------------------------
Gregory W. Fazakerley


/s/ H. Brian Thompson         Director                      May 29, 1998
---------------------------
H. Brian Thompson

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                               Index to Exhibits



Exhibit

5.1 Opinion of McGuire, Woods, Battle & Boothe L.L.P. as to legality of securities being registered.

23.1 Consent of McGuire, Woods, Battle & Boothe L.L.P. is contained within the opinion of counsel attached as Exhibit 5.1.

23.2 Consent of Grant Thornton L.L.P.